         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. ASTERISK * DENOTES SUCH OMISSIONS.

                             AGREEMENT FOR ENHANCED
                          DIRECTORY ASSISTANCE SERVICES

         THIS AGREEMENT, is made by and between Metro One Telecommunications, Inc. ("Metro One") and AT&T Wireless Services, Inc., on behalf of certain of its operating affiliates, as listed in Exhibit A, as may be amended from time to time and any Licensed Carrier, as defined in Section 9(a) below (individually and collectively referred to as "Mobile Carrier"), and is made as of this __2nd___ day of __May__________________, 1997, (the "Agreement"). (Mobile
Carrier and Metro One are sometimes referred to individually as a "Party" or jointly as "Parties").

         WHEREAS, Mobile Carrier is licensed to provide Commercial Mobile Radio Service in the Calling Area; and

         WHEREAS, Metro One operates a business which includes, in part, the provision of enhanced directory assistance services, as defined below; and

         WHEREAS, Metro One wishes to provide such enhanced directory assistance services to Mobile Carrier and its mobile telephone customers in the Calling Area;

         NOW THEREFORE, for good and valuable consideration, the receipt of which is mutually acknowledged, the Parties hereby agree as follows:


1.       DEFINITIONS

         a. CALLING AREA means, according to its context, the collection of geographic Call Origination Areas and/or Call Completion Areas set forth in Exhibit A or any individual geographic area set forth in Exhibit A, as may be amended under the terms of
                  Section 8 below.

         b. CALL ORIGINATION AREA means the Calling Area from which Subscriber calls may originate.

         c. CALL COMPLETION AREA means the Calling Area to which Subscriber calls may be completed. For purposes of this Agreement, all Call Completion Areas within the United States are hereby preapproved by Metro One with respect to any and all Mobile Carriers.

         d.       CHANGE shall have the meaning set forth in Section 2(h) below.

         e.       CLAIM shall have the meaning set forth in Section 15(a) below.

-------------

1-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

         f. SYSTEM means Metro One's proprietary system developed to enable it to perform EDA services. The System uses business, residential, government and other data and databases, including on-line national database systems access and backup connections to certain databases provided by local exchange carriers.

         g. CONFIDENTIAL INFORMATION means all information, not generally known to the public, that relates to the business, technology, programs, systems, subscribers, customers, finances, plans, proposals or practices of the Parties to this Agreement, and it includes (without limitation) information relating to call destination, duration, or other call-related information, the identities of all Subscribers, customers and prospects, all business plans and proposals, all marketing plans and proposals, all technical plans and proposals, all research and development, all budgets and projections, all non-public financial information, all information designated as "confidential," and all trade secrets or other information and matters not generally known to the public. In using the term "Confidential Information" the provisions of this paragraph shall apply to every form in which information shall exist, whether written, film, tape, computer disk or other form of media.

                  Notwithstanding the foregoing, Confidential Information shall not include any information that: a) is or becomes publicly available other than by unauthorized disclosure hereunder; b) was previously known to the Receiving Party, as reasonably documented by such Receiving Party, free of any similar restrictions; c) is received from a third Party without similar restrictions and without breach of this Agreement; d) is independently developed by a Party at any time; e) is disclosed to third Parties by the Furnishing Party without similar restrictions; or f) is approved for release by written authorization of the Furnishing Party.

         h. EDA NUMBERS shall have the meaning set forth in Section 5(c) below.

         i. ENHANCED DIRECTORY ASSISTANCE ("EDA") SERVICES means the live-Operator enhanced directory assistance services provided by Metro One to Mobile Carrier and its Subscribers pursuant to this Agreement. EDA includes, but is not necessarily limited to (i) call completion (termination) by outpulsing to Mobile Carrier's directed network the digits of the Subscriber-requested number; (ii) provision of name, address, and telephone number when requested and when legally available through Metro One's System, and (iii) any other EDA product features agreed upon between Metro One and Mobile Carrier and listed in Exhibit C.

         j.       LATA means local access and transport area.

2-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

         k. LEC means the local exchange carrier or competitive local exchange carrier providing service in the Call Completion Area.

         l. MARKET means the area served by the Metro One call center listed in Exhibit D.

         m.       MARKS shall have the meaning set forth in Section 12 below.

         n. MOBILE CARRIER'S SYSTEM means the communications network of Mobile Carrier.

         o.       MTSO means Mobile Carrier's Mobile Telephone Switching Office.

         p. OPERATORS means the live operators utilized by Metro One in providing EDA Services to Subscribers.

         q. SUBSCRIBER (OR CUSTOMER) means any person or entity to whom Mobile Carrier provides wireless services.

         r. TOTAL CALL VOLUME shall have the meaning set forth in Section 9(b) below.

         s. TRIAL PERIOD shall mean the period during which EDA services shall be made available to a selected group of Subscribers or Mobile Carrier employees pursuant to Section 10 of this Agreement.

2.       EDA SERVICES PROVIDED BY METRO ONE

         EDA Services shall be provided by Metro One as set forth below:

         a. BEST EFFORTS. Metro One's operators shall use their best efforts to answer all calls made to the Metro One's EDA Number(s).

         b. EDA SERVICES. Metro One's operators will provide EDA services, provided that EDA services or parts thereof (e.g. connection to certain numbers or areas) are not expressly prohibited by Mobile Carrier. In the event that the completion of the call requires the transport of the call across a LATA such that the services of an interexchange carrier is required, Metro One shall route the call using the services of the Subscriber's presubscribed wireless interexchange carrier * * *

         c. HOURS OF OPERATION. Metro One shall staff the EDA lines 24 hours a day, 7 days a week, 365 days a year (or 366 days a year as the case may be), with a sufficient number of Operators to perform the services required hereunder.

3-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

         d.       ANSWER STANDARD. Metro One shall, except as provided in
                  Section 22 ("Force Majeure") below, provide sufficient operators and equipment to ensure that at least 80% of the calls within a calendar month within each Calling Area is answered in four (4) rings (24 seconds) or less. Metro One shall use commercially reasonable efforts to answer all calls within four (4) rings (24 seconds) or less. Each call shall be answered without the use of any on-hold time. Metro One shall provide reports to Mobile Carrier monthly regarding its performance under this paragraph for each Mobile Carrier.

         e. ABANDONED STANDARD. In no event, except as provided in Section 22 ("Force Majeure") below, shall Metro One allow more than five (5) percent of the EDA calls within a given calendar month, to be Abandoned. Abandoned means calls that wait for more than four (4) rings (24 seconds) and go unanswered. Metro One shall report the percentage to Mobile Carriers monthly.

         f. PROMPTNESS AND COURTESY. Metro One shall ensure that Metro One's Operators provide courteous and prompt service to all Subscribers in a professional manner.

         g. SYSTEM ACCURACY. Metro One shall use all prudent business measures to keep the System accurate to the same degree as the database of the LEC for listings within the Call Completion Area. In the event Metro One does not have sufficient information in the System to provide basic listing data, it shall utilize such other sources as commercially reasonable, at no additional charge to the Mobile Carrier, to provide the requested EDA services. Notwithstanding the foregoing, Metro One shall be excused from performance to the extent that any LEC or other Metro One selected data provider does not make data available to Metro One under commercially reasonable terms acceptable to Metro One in its sole discretion. In the event Metro One does not have sufficient information in the System to provide any one of the EDA services, it shall utilize such other sources as necessary to provide the requested EDA services, including, without limitation, the back-up database provided as an on-line service by the LEC or LEC operator delivered directory assistance. In the event that either (i) a Caller requests the LEC directory assistance operator, or (ii) Metro One cannot provide any one of the requested EDA services, Metro One shall route a Caller's telephone call to the LEC directory assistance operator. In such a case, Metro One shall charge the Mobile Carrier the per call fee in Section 9 (Payment) only, not the LEC's fees.

         h. RAPID PROVISION OF SERVICES. Metro One shall ensure that Subscribers obtain each desired telephone number or are connected to such number without unnecessary delay after requesting such number or connection from Metro One's Operator. Metro One shall ensure that such data or connection is provided to each

4-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                  Subscriber as rapidly and accurately as possible except when such connection cannot be made due to busy signal or other impediment beyond Metro One's control.

         i. CHANGE REQUESTS. Mobile Carrier may from time to time request additions, enhancements, deletions, or other changes ("Change") to the EDA Services. Metro One shall promptly implement the Change provided that (1) the technology required to implement the Change is readily available and reliable and commercially reasonable, and (2) the Parties have agreed in writing to any rate adjustment resulting from such Change. The Parties shall negotiate in good faith with respect to any rate adjustment. Metro One is not obligated to provide any Change without such written agreement.

         j. CALL COMPLETION. Metro One's operators shall ensure that the call is properly connected, but shall not otherwise monitor, record, listen to or divulge the contents of any communications, or any other information regarding Subscribers or calls unless authorized by the Subscriber. Metro One and Mobile Carrier may monitor Metro One processing portions of calls solely for quality control purposes. Unless otherwise requested by a Subscriber, Metro One shall remain accessible to the Subscriber throughout the completed call through the use of a system which will enable the Subscriber to recall Metro One's operator.

         k. GREETING AND CLOSING. Metro One shall answer all calls made to the EDA Numbers with a greeting and closing to be provided by each Mobile Carrier. Such greeting shall not exceed five (5) seconds and such closing shall not exceed twelve (12) seconds in length. All such greetings and closings may be delivered by means of an automated voice playback system. Each Mobile Carrier may change its greeting or closing upon thirty (30) days' prior written notice to Metro One. Each Mobile Carrier may change its greeting or closing no more than once in any thirty-day period. The greetings or closings provided by each Mobile Carrier shall not include the trade names, trademarks or brands of any competitor of such Mobile Carrier, and shall not contain negative characterizations of such competitor's service or business.

         l. MULTIPLE REQUESTS. Subscribers shall be entitled to a maximum of four (4) directory assistance requests per call.

         m. MULTIPLE LISTINGS. When there is more than one address or telephone number applicable to a directory assistance request, Metro One shall, at the Subscriber's request, provide up to two multiple addresses and telephone numbers at no additional charge.

5-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

         n. ALTERNATE BILLING. Subscribers who request credit card or calling services shall be advised to dial "0" or "00" after disconnecting to reach the appropriate operator for such services.

         o. PRINCIPLE SITES FOR PROVISION OF SERVICE. Metro One shall provide EDA services to Mobile Carriers from call centers located in the areas listed in Exhibit D. * * *

         p. 911. Mobile Carrier will not route 911 calls to Metro One. If an emergency call is received by Metro One the Caller shall be asked to dial "9-1-1" after disconnecting, except as otherwise required by applicable law.

         * * *

3.       METRO ONE'S PERSONNEL

         a. Metro One will employ only properly qualified, and trained persons to perform the EDA Services. Metro One will assign qualified management, customer service, technical support and similar personnel as required to provide the EDA Services. Metro One acknowledges that, in order to meet the expectations and requirements of Mobile Carrier, Metro One will need to provide a top quality, responsive team.

         b. All personnel performing EDA Services are employees of Metro One, and not of Mobile Carrier. Metro One will be responsible for and shall properly withhold

6-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES
                  and pay all federal tax, workers' compensation, pension, deferred compensation, welfare, insurance and other employee taxes or benefits payable to or on behalf of any person engaged by Metro One performing the EDA Services.

         c. Metro One shall ensure that all persons employed by it to perform EDA Services hereunder are familiar with Mobile Carrier's standards for customer service, provided that such standards are provided in writing to Metro One. Mobile Carrier shall from time to time provide Metro One with information and/or training with respect to such standards at no cost to Metro One.

         d. Mobile Carrier may notify Metro One if, in Mobile Carrier's opinion, any Metro One employee performing EDA Services is unqualified, discourteous, or fails to conform to Mobile Carrier's standards for customer service. Metro One shall take such action as it deems reasonable to correct such non-conformance.


4.       COMPLAINTS

         Both Parties shall refrain from any action that may tend to discredit or damage the name, reputation, good will or good public relations of the other. Metro One will give immediate attention to, investigate and use its best efforts to promptly, courteously and equitably respond to, adjust and settle (without incurring any obligation or liability on behalf of Mobile Carrier), all oral or written complaints received by Mobile Carrier or Metro One from any current or potential Subscriber or anyone else arising out of or in connection with the EDA Services or this Agreement. Both Parties will promptly notify the other of all material complaints and of any action taken (or to be taken) in connection with such complaints. In handling any complaints, both Parties will use good faith efforts to maintain and promote the good will of and good public relations of the other Party. In addition, Metro One will respond promptly (and in no event in more than one twenty-four (24) hour business day) with a proposed solution to correct any problems in the EDA Services or the System identified by Mobile Carrier in writing.


5.       EDA NUMBER(S)

         a. Mobile Carrier may establish and assign to Metro One one or more "#XXX" number(s) or any other abbreviated dialing number, including, but not limited to N11 numbers, for Mobile Carrier's Subscribers to use in accessing Metro One's EDA Services. Metro One acknowledges that it has no proprietary interest in the "#XXX" or abbreviated dialing number(s) and that Mobile Carrier may, from time to time and at its sole discretion, change such number(s).

7-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

         b. Mobile Carriers who have agreed to participate in this Agreement, which participation is evidenced by listing in Exhibit A or amendment thereto, shall route all Subscriber calls to 555-1212, 1-555-1212, 1-NPA-555-1212, and 411 or successor numbers to Metro One. Affiliates of AT&T Wireless Services, Inc. not participating in this Agreement may provision EDA Services from a provider of their choice other than Metro One. * * *

         c. The numbers referenced in 5(a) and (b) above shall collectively be referred to as the "EDA Numbers."


6.       FACILITIES AND EQUIPMENT

         a. Metro One will maintain adequate and appropriate office facilities, support facilities and other facilities to enable Metro One to perform its obligations under this Agreement.

         b. Mobile Carrier will at its expense establish, maintain and pay for all T-1 trunk lines needed for adequate performance between Mobile Carrier's MTSO and Metro One's System for purposes of performing the EDA Services for all Subscriber calls. Metro One shall be responsible for establishing, maintaining and paying for all other telecommunications facilities associated with providing the EDA Services described herein.

         c. Mobile Carrier shall determine the quantities of circuit equipment and services needed and to provide blocking levels in accordance with the Bellcore document SR-000191, TRUNK TRAFFIC ENGINEERING CONCEPTS AND APPLICATIONS.

         d. After EDA Services are installed, any Metro One problems or deficiencies In Metro One's System will be promptly corrected by Metro One at no additional cost to Mobile Carrier.

         e. Metro One and Mobile Carrier will each do such maintenance testing and inspection of its own systems as may be necessary to ensure the proper functioning of the interconnection(s).

         f. If one Party's System interferes with, creates hazards over, or impairs the service of the other Party's System, the Party interfered with will, where practicable,

8-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES
                  notify the other Party and advise it that a temporary disconnection or discontinuance of the equipment or service may be required. If the interference is not cured in a reasonable time, the Party whose network is interfered with may temporarily disconnect or discontinue service until the interference is rectified. When prior notice is not practicable, the Party interfered with may temporarily disconnect or discontinue the interconnection or traffic interchange without prior notice if such action is reasonable under the circumstances; provided, however, that such Party provides notice of disconnection as soon as is reasonably practicable under the circumstances.


7.       REPORTS

         a. For a period of three years with respect to each Mobile Carrier, Metro One shall record and maintain call detail records, in accordance with EMI record format, a sample of which has been provided to Metro One, for each call answered and/or completed by Metro One hereunder. Such call detail records shall be sent by Metro One, at Metro One's expense, in magnetic tape format, or such other format as is mutually agreed to between the parties, to Cincinnati Bell Information Systems at such times and in such frequency as instructed by Mobile Carrier.

         b. For a period of three years with respect to each Mobile Carrier, Metro One shall also maintain complete and accurate records of each call using the EDA Services, and shall provide Mobile Carrier access to such records upon request. The records shall include at a minimum the following:

                  (1)      the time the call is received by Metro One;

                  (2)      the number to which a call is connected;

                  (3) all complaints made by any Subscriber(s) concerning the EDA Services;

                  (4) any other information routinely prepared by Metro One and provided to Metro One's customers regarding the EDA Services and/or any Subscribers; and

                  (5)      the mobile telephone number used to make the call.

9-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

8.       ADDITION AND DELETION OF CALLING AREAS

         With the exception of the calculation of the per call service rates set forth in Section 9 below, this Agreement shall have separate effect for each Mobile Carrier. In order to add a new Mobile Carrier and Calling Area to this Agreement, Mobile Carrier shall, by means of execution of a Service Request Form provided as Exhibit B, provide Metro One with ninety (90) days' prior written notice of the following items: (a) new Calling Area (including NPA and NXX information), (b) new Mobile Carrier, (c) effective date of the Agreement for the new Mobile Carrier, and (d) the billing contact for the new Mobile Carrier. Such Mobile Carrier shall be automatically incorporated into Exhibit A upon execution of a Service Request Form provided as Exhibit B. Term of participation for each Mobile Carrier shall be three years from effective date of addendum to Exhibit A in the form provided in Exhibit
         B. Metro One shall use its best efforts to commence service as soon as commercially reasonable prior to the ninety days.


9.       PAYMENT.

         a. Each Mobile Carrier will pay Metro One based on the EDA call count volume for such Mobile Carrier for the satisfactory performance of the EDA Services at the rates set forth in Exhibit E hereto * * * upon commencement of EDA Services after the trial period. In the event a credit is issued by such Mobile Carrier to its Customer based on Metro One connecting that Customer to an incorrect telephone number, Metro One will have in place a mechanism to provide, and shall provide a credit to such Mobile Carrier for such calls. In the event that any Mobile Carrier in which AT&T Wireless Services, Inc. owns fifty percent (50%) or less equity interest ("Licensed Carrier") participates in this Agreement, such Licensed Carrier shall be separately liable for all payment for EDA Services provided to it hereunder and no other Mobile Carrier shall be obligated to make any payments on behalf of such Licensed Carrier.

         b. Metro One shall provide each Mobile Carrier with its EDA call count volume records in an agreed upon format on the 15th day of each month for the previous month's calls. Mobile Carriers shall be provided with a report as to total call volumes for all Mobile Carriers during the same month ("Total Call Volume"). The Total Call Volume shall be used, together with the Market call volumes to determine the per call rates to be charged each Mobile Carrier.

         c. Metro One shall send each Mobile Carrier an invoice to the billing contact listed for such Mobile Carrier in Exhibit A. Each Mobile Carrier shall pay Metro One within forty-five (45) days of receipt of such invoice. Any payments received after such forty-five (45) days will incur interest in the amount of 1.50% a month.

10-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                  With respect to any Licensed Carrier, such Licensed Carrier shall pay Metro One within sixty (60) days of its receipt of the invoice for such Licensed Carrier.

         d. The compensation set forth in Exhibit B shall be the entire compensation due Metro One from Mobile Carrier on account of the EDA Services provided under this Agreement. Each Mobile Carrier shall be separately liable for its invoice and shall not be liable for the charges incurred by other Mobile Carriers.

         e. Mobile Carrier may deduct any disputed amounts from the applicable Metro One invoice. Metro One agrees that disputed amounts shall not be considered late payments and may be withheld from pending payments until such time as the Parties agree to the disposition of the disputed amount or until the dispute is resolved pursuant to Section 24 below. Disputed amounts will be paid, if owed, within 15 days of the resolution of the dispute.

         * * *


10.      COMMENCEMENT OF SERVICE

         a. FULL SERVICE. On or before ninety (90) days after the date of this Agreement, or, as the case may be, ninety (90) days of the date of amendment pursuant to execution by both Parties of a Service Request Form provided as Exhibit B, Metro One shall be prepared to:

                  (1)      answer all calls to the EDA Numbers;

                  (2)      provide EDA Services throughout the Calling Area; and

                  (3) provide EDA Services for residential listings as well as business listings.

         * * *
11-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                  * * *

         c. EFFECTIVE DATE FOR MOBILE CARRIERS. For each Mobile Carrier added to this Agreement under the terms of Section 8 above, Metro One shall be provided with an effective date. Upon such effective date, Metro One shall provide all EDA Services under the terms and conditions of this Agreement to such Mobile Carrier.

12-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

11.      MARKETING

         Mobile Carrier will have sole and exclusive control of the manner of selling, publicizing, advertising and marketing to its subscribers the EDA Services provided under this Agreement to Mobile Carrier in the Calling Area. Without limiting the generality of the foregoing:

         a. Mobile Carrier will determine any trademarks for the EDA Services as a whole offered by Mobile Carrier to its Subscribers in the Calling Area (references to individual product features, if any, shall be made using their Metro One trademarks, such as StarBack-REGISTERED TRADEMARK-);

         b. Mobile Carrier will establish, from time to time, the rates and other terms and conditions under which the EDA Services will be available to Subscribers;

         c. Mobile Carrier will be responsible for all billing to Subscribers and collections from Subscribers with respect to the EDA Services; and

         d. Mobile Carrier will conduct such promotional programs and advertising of the EDA Services provided under this Agreement as Mobile Carrier deems appropriate. Metro One shall not refer to Mobile Carrier or use any trade name, trademark or service mark of AT&T Wireless Services, Inc. or any Mobile Carrier in any advertisement, promotion, publication or other communication (including, without limitation, press release, presentations or materials submitted to any investors or potential investors in Metro One, and presentations or solicitations to any other wireless services provider made by Metro One) without the prior written consent of AT&T Wireless Services, Inc. Notwithstanding the foregoing, Metro One may list AT&T Wireless Services, Inc. as a customer, if required, in filings with governmental agencies or in financial statements prepared in accordance with generally accepted accounting principles.

         e. Mobile Carrier agrees to use reasonable efforts to promote the availability of EDA Services to Subscribers.

         f. Metro One shall not misrepresent the nature or scope of this Agreement or of the business relationship, if any, between Metro One, AT&T Wireless Services, Inc. and the Mobile Carrier(s).

13-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

12.      TRADEMARKS

         a. Each Party acknowledges the goodwill associated with the other's trademarks, service marks and trade names ("Marks"). Each Party shall own its own respective Marks and will not acquire rights in the Marks of the other Party. Neither Party will use any Marks of the other without the other's prior written consent, which may be withheld for any reason.

         b. Metro One hereby grants Mobile Carriers a non-exclusive license to use the Metro One Telecommunications-REGISTERED TRADEMARK-, Enhanced Directory Assistance-REGISTERED TRADEMARK-, The Enhanced Directory Assistance People-REGISTERED TRADEMARK-, StarBack-REGISTERED TRADEMARK-, SureConnect-TM-, AutoBack-TM-, CallBack-TM-, MessageBack-TM-, TeleConcierGETM and NumberBack-TM- service marks in Mobile Carriers' marketing of EDA services within the Call Origination Area during the term of this Agreement.


13.      LIMITATION OF LIABILITY

         In no event shall either Party be liable to the other Party for any incidental, indirect, special, exemplary, punitive or consequential damages to the other Party (including, without limitation, lost profits, loss of use, lost data or damages for any interruption of business) arising out of or relating to the operation of the EDA Services.


14.      REPRESENTATIONS AND WARRANTIES

         Metro One and Mobile Carrier each represent and warrant to the other that:

         a. Each Party is a corporation or partnership that is duly organized, validly existing, in good standing, and fully authorized to do business in and provide the service described herein under the laws of the State in which the EDA service will be provided and, as applicable, under federal law;

         b. All corporate action on the parts of Metro One and Mobile Carrier necessary for the authorization, execution, delivery and performance by the parties under this Agreement and that this Agreement when duly executed and delivered by both Parties, shall constitute a valid and binding obligation for each, enforceable in accordance with its terms; and

         c. Metro One has good and clear title to or right to utilize, in the provision of EDA Service to Mobile Carrier, the software, facilities, equipment and other technical

14-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES
                  or intellectual property elements that comprise or form a part of the provisioning of EDA Service to Mobile Carrier.


15.      INDEMNIFICATION

         a. "Claim(s)" as used herein shall include but not be limited to all actions, causes of action, liabilities, claims, suits, judgments, liens, awards, and damages of any kind and nature whatsoever.

         b. Metro One shall indemnify, defend and hold Mobile Carrier harmless from and against: (I) any and all Claims arising out of any act or omission of Metro One, its officers, employees, agents, contractors, suppliers, licensees or invitees in connection with the EDA Services provided by Metro One pursuant to this Agreement; (II) any and all third party Claims of patent, copyright, trade secret, trademark or other intellectual property or proprietary right infringement arising out of or in any way related to the EDA Services; and
                  (III) any and all Claims that EDA Services as provided hereunder are unlawful. Mobile Carrier shall promptly tender, and Metro One shall accept, the defense of Mobile Carrier on all such Claims with counsel reasonably acceptable to Mobile Carrier. Metro One shall promptly reimburse Mobile Carrier for all amounts reasonably paid by Mobile Carrier in satisfaction of judgments or in settlement of any such Claim, providing that Mobile Carrier shall not settle any Claim without the consent of Metro One, which shall not be unreasonably withheld. Metro One also shall reimburse Mobile Carrier for all attorneys' fees and expenses incurred in defending against or investigating any such Claim, but Metro One shall have no liability for such fees and expenses if it accepts the defense of Mobile Carrier within ten (10) days of the tender. Metro One's obligations under this Section shall extend to Mobile Carrier, its parent, subsidiaries and affiliates, and the officers, directors, employees, representatives and agents of each of them.

         c. Mobile Carrier shall defend, indemnify and hold Metro One harmless from any Claim brought by a third party for which injury is solely caused by the negligent acts or omissions or willful misconduct of Mobile Carrier or its employees, agents or contractors in connection with the performance of this Agreement. Metro One shall promptly tender, and Mobile Carrier shall accept, the defense of Metro One on all such Claims with counsel reasonably acceptable to Metro One. Mobile Carrier shall promptly reimburse Metro One for all amounts reasonably paid by Metro One in satisfaction of judgments or in settlement of any such Claim, providing that Metro One shall not settle any Claim without the consent of Mobile Carrier, which shall not be unreasonably withheld. Mobile Carrier also shall reimburse Metro One for all attorneys' fees and expenses incurred in defending

15-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES
                  against or investigating any such Claim, but Mobile Carrier shall have no liability for such fees and expenses if it accepts the defense of Metro One within ten (10) days of the tender. Mobile Carrier's obligations under this Section shall extend to Metro One, its parent, subsidiaries and affiliates, and the officers, directors, employees, representatives and agents of each of them.



16.      CONFIDENTIAL INFORMATION

         a. With respect to all Confidential Information, the Party receiving such information shall, unless otherwise agreed to in writing by the Party furnishing such information, use reasonable efforts to: a) neither use nor permit any use of the Confidential Information for any purpose except in connection with providing EDA Services pursuant to this Agreement and except as may otherwise be agreed to in writing by the other Party; b) restrict disclosure solely to those employees, contractors or agents having a need to know; and c) advise those employees receiving Confidential Information of their obligations with respect thereto.

         b. Confidential Information shall be deemed the property of the furnishing Party for the purposes of this Agreement. The receiving Party shall not reproduce or copy Confidential Information except as required for the purposes stated herein unless otherwise authorized by the furnishing Party in writing. The receiving Party shall return to the furnishing Party, or shall destroy, all records containing the Confidential Information upon the termination of this Agreement and upon written request by the furnishing Party. The requirements of use and confidentiality set forth herein shall survive for three (3) years after termination of this Agreement.

         c. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any information disclosed.

         d. In the event either Party is requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose Confidential Information of the other to any lawfully constituted authority, it is agreed that the Party requested or required to furnish the Confidential Information will provide the other Party with timely notice in order for that Party to seek a protective order or otherwise object.

         e. The Parties agree that it would be difficult to measure the monetary damages that would be incurred by the other Party by reason of the failure of the other Party to comply with the terms of this paragraph. The Parties therefore agree that either

16-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                  Party may seek injunctive relief, which the Parties agree is appropriate for enforcement of this paragraph.


17.      TERM

         * * * The term of this Agreement shall be automatically extended for additional period(s) of one (1) year each unless either Party notifies the other Party, in writing, at least ninety (90) days in advance of the end of the term then in effect, of that Party's intent to terminate the Agreement at the end of the term then in effect.


18.      TERMINATION

         a. Any Mobile Carrier may terminate this Agreement immediately if Metro One is in material breach of or default under this Agreement by giving Metro One written notice of such termination. The occurrence of any of the following shall constitute a material breach of and default under this Agreement by Metro One:

                  (1) any failure by Metro One to perform any of its material obligations in accordance with this Agreement, where such failure continues for thirty
                           (30) days after written notice to Metro One or occurs repeatedly after such written notice;

                  (2) the filing by Metro One of a petition in bankruptcy or the making of any general assignment for the benefit of creditors;

                  (3) any untruthfulness of any material information provided by Metro One to Mobile Carrier relating to this Agreement;

         b. Metro One may terminate this Agreement immediately with respect to a Mobile Carrier by providing such Mobile Carrier with written notice of termination if such Mobile Carrier is in material breach or default under this Agreement and such breach or default continues for a period of thirty (30) days after Metro One delivers written notice of such breach or default to such Mobile Carrier; provided, however, that if such breach or default is related to or arises out of a disputed payment from such Mobile Carrier to Metro One, and such disputed payment has been submitted for resolution under
                  Section 24 below, then Metro One shall have no right to terminate this Agreement on the basis of such disputed payment.

17-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

         c. Either Party may terminate this Agreement if any circumstance would render the continued performance of this Agreement by either Party in violation of any applicable law, statute, rule or regulation.

         d. Upon termination or expiration of the term, in addition to any other rights or remedies of Mobile Carrier, Metro One will:

                  (1)      cease to provide the EDA Services to Subscribers; and

                  (2) deliver to Mobile Carrier a final invoice for amounts payable under this Agreement;

         e. Both Parties shall in addition upon termination or expiration of the term:

                  (1) promptly return to the other Party all materials containing any Confidential Information of such Party; and

                  (2)      cease all use, if any, of the other Party's Marks.


19.      LAWFULNESS

         This Agreement and the Parties' actions under this Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental agency orders. If a court or a governmental agency with proper jurisdiction determines that this Agreement, or a provision of this Agreement, is unlawful, this Agreement, or that provision of this Agreement, shall terminate on the effective date of such court's determination. If a provision of this Agreement is so terminated, but the Parties legally, commercially, and practicably can continue this Agreement without the terminated provision, the remainder of this Agreement shall continue in effect.


20.      GOVERNMENT APPROVALS

         Each Party shall obtain all necessary regulatory approvals required of it and shall assist the other Party in obtaining all necessary regulatory approvals required of the other Party for the provision of EDA Services to Subscribers.

18-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

21.      ASSISTANCE

         Each Party will provide the other reasonable assistance in any matters affecting this Agreement before any governmental authority, trade association or other organization. Such assistance may include preparing and furnishing documents, providing advice, and providing qualified personnel to participate in hearings or other proceedings.


22.      FORCE MAJEURE

         Either Party shall be excused from performance if its performance is prevented by acts or events beyond the Party's reasonable control, including, but not limited to: severe weather and storms; earthquakes or other natural occurrences; strikes or other labor unrest; power failures; acts of legislative, judicial, executive or administrative authorities.


23.      ASSIGNMENT

         Neither Party may assign or transfer this Agreement or any of its obligations hereunder without the prior written consent of the other, which consent will not be unreasonably withheld.


24.      SERVICE TESTING

         Metro One may negotiate with each Mobile Carrier for the provision of a wireless telephone, wireless access line of landline access line to be used to test the quality of Metro One's services for such Mobile Carrier. Nothing in this Agreement shall require Metro One and any Mobile Carrier to come to an agreement on this provisioning.


25.      SURVIVAL OF OBLIGATIONS

         The obligations set forth in Sections 12 ("Trademarks") and 16 ("Confidential Information") and in this Section 25 hereof will survive the termination or expiration of this Agreement, in addition to any other provisions that, by their content, are intended to survive the performance, termination, or cancellation of this Agreement.

19-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

26.      DISPUTE RESOLUTION

         a. The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for an action seeking a temporary restraining order or an injunction related to the purposes of this Agreement, or an action to compel compliance with this dispute resolution process, the Parties agree to use the following dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach. The existence of a dispute, which is being resolved under the procedures set forth herein, shall not be grounds for termination of the agreement, and both parties shall continue to perform under this Agreement while such dispute is being resolved.

                  (1) At the written request of a Party to resolve a dispute, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations shall be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon reaching agreement, the representatives may utilize other alternative dispute resolution procedures, such as mediation, to assist in the negotiations. Discussion and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, and shall not be admissible in the arbitration discussed below, or any litigation, without the concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration of lawsuit.

                  (2) If the negotiations do not resolve the dispute within sixty (60) days of the initial written request, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this subsection. Each Party may submit in writing to a Party, and that Party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, requests for production of documents, and requests for admission. Each Party is also entitled to take the oral deposition of up to three individuals

20-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES
                           of the other Party. Additional discovery may be permitted upon mutual agreement of the Parties.

                  (3) The arbitration hearing shall be commenced within ninety (90) days of the demand for arbitration. The arbitration shall be held in Seattle, Washington, or such other location as is agreed upon among the arbitrator and the Parties. The arbitrator shall control the schedule so as to process the matter expeditiously. The Parties may submit written briefs of no more than 25 pages in length, double spaced, 10 pitch, with left and right hand margins of at least one inch. The arbitrator shall rule on the dispute by issuing a written opinion within thirty (30) days of the close of hearings. The times specified in this subsection may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                  (4) Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party for the responding Party's copying costs of reproducing the documents. The Parties shall equally split the fees of the arbitration and the arbitrator.


27.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties related to the subject matter hereof, and supersedes any and all prior negotiations, representations, correspondence, understandings and agreements with respect to the subject matter hereof. No amendment, alteration, or modification of any of the terms of this Agreement will be effective unless in a writing signed by both Parties.


28.      NO THIRD PARTY BENEFICIARIES

         Callers shall not be Third Party beneficiaries under this Agreement. Nothing expressed or implied in this Agreement is intended or shall be construed to confer or give any person other than Mobile Carrier and Metro One, their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.


29.      WAIVER

         The failure of either Party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision or the right thereafter to enforce each and

21-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES every provision. No waiver by either Party to this Agreement, either express or implied, or any breach of any term, condition or obligation of this Agreement shall be construed as a waiver of any subsequent breach of that term, condition or obligation, or of any other term, condition or obligation of this Agreement.


30.      APPLICABLE LAW

         This Agreement will be governed by the laws of the State of Washington.


21.      NOTICES

         Any notices, demand or other communications under this Agreement given by one Party to the other shall be in writing and shall be deemed to have been duly delivered on the date delivered in person or sent via telex, telecopier or cable or three (3) business days after the date deposited. postage prepaid, in the United States mails via certified mail, return receipt requested, addressed as set forth below:

         To Metro One:

                           Metro One Telecommunications, Inc.
                           8405 SW Nimbus Avenue
                           Beaverton, Oregon 97008
                           Attn: President

         To Mobile Carrier:

                  (1) to the appropriate billing contact set forth for such Mobile Carrier in Exhibit A; and

                  (2) to:

                           AT&T Wireless Services, Inc.
                           5000 Carillon Point
                           Kirkland, WA  98033
                           Attn:
                                -----------------------------
                  (3) with a copy to:

                           AT&T Wireless Services, Inc.
                           5000 Carillon Point

22-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                           Kirkland, WA  98033
                           Attn:  Legal Department

Either Party may from time to time change such address and recipient by giving the other Party notice of such change in accordance herewith. Any such notice will be deemed given when received.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set forth below.

         AT&T WIRELESS SERVICES, INC.


         By:    /s/ Stewart B. Chapin
                ------------------------------

         Name:  Stewart B. Chapin
                ------------------------------

         Title: Director
                ------------------------------

         Dated: May 2,1997
                ------------------------------


         METRO ONE TELECOMMUNICATIONS, INC.


         By:    /s/ Timothy A. Timmins
                ------------------------------

         Name:  Timothy A. Timmins
                ------------------------------

         Title: President
                ------------------------------

         Dated: April 28, 1997
                ------------------------------

23-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                                    EXHIBIT A
                        MOBILE CARRIERS AND CALLING AREAS


  MOBILE CARRIER AND                                                              EFFECTIVE
     BILLING CONTACT        CALL ORIGINATION AREA      CALL COMPLETION AREA         DATE
  ------------------        ---------------------      --------------------       ---------















MOBILE CARRIERS AND/OR ADDITIONAL CALLING AREAS MAY BE ADDED TO THIS EXHIBIT A BY MEANS OF EXECUTION BY BOTH PARTIES OF A SERVICE REQUEST FORM AS SHOWN IN EXHIBIT B.

24-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                                    EXHIBIT B
                              SERVICE REQUEST FORM


MOBILE CARRIER NAME:


CALL ORIGINATION AREA:
(ATTACH MAP IF DESIRED)


CALL COMPLETION AREA:
(INCLUDE NPA AND NXX INFORMATION)


EFFECTIVE DATE:


IN WITNESS WHEREOF, the Parties have executed this Service Request Form on the date set forth below, and agree to be bound by the terms and conditions of the Agreement between AT&T Wireless Services, Inc. and Metro One Telecommunications, Inc. relating to Enhanced Directory Assistance Services and dated
___________________________.



MOBILE CARRIER                              METRO ONE
                                            TELECOMMUNICATIONS, INC.


_____________________________________
Mobile Carrier Name


By:    ______________________________       By: ________________________________


Name:  ______________________________       Name:  _____________________________


Title: ______________________________       Title: _____________________________

Dated: ______________________________       Dated: _____________________________


25-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                                    EXHIBIT C
                                  EDA SERVICES


For purposes of the Agreement to which this Exhibit C is an integral part, EDA Services shall include, in addition to (i) call completion (termination) by outpulsing to Mobile Carrier's directed network the digits of the Subscriber-requested number; (ii) provision of name, address, and telephone number when requested and when legally available through Metro One's System, the following:

1.   Category searches
2.   Local event information
3.   Movie and theater listings
4.   StarBack
5.   AutoBack
6.   NumberBack



And when commercially available:

1.   MessageBack
2.   CallBack


THIS EXHIBIT MAY BE MODIFIED FROM TIME TO TIME BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES. EACH MOBILE CARRIER MAY CHOOSE TO RECEIVE ANY OR ALL OF THESE EDA SERVICES.


26-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                                    EXHIBIT D
                        METRO ONE CALL CENTERS / MARKETS

------------------------------------------------------------ ---------------------------------------------------------
CALL CENTER / MARKET                                         CALL ORIGINATION AREA
------------------------------------------------------------ ---------------------------------------------------------
1.       Seattle                                             Alaska, Washington, Montana
------------------------------------------------------------ ---------------------------------------------------------
2.       Portland                                            Oregon, Idaho
------------------------------------------------------------ ---------------------------------------------------------
3.       Sacramento*                                         Sacramento portion of Northern California, Northern
                                                             Nevada
------------------------------------------------------------ ---------------------------------------------------------
4.       San Francisco*                                      Bay Area portion of Northern California, Central Valley
------------------------------------------------------------ ---------------------------------------------------------
5.       Los Angeles**                                       Southern California except San Diego
------------------------------------------------------------ ---------------------------------------------------------
6.       San Diego                                           San Diego area
------------------------------------------------------------ ---------------------------------------------------------
7.       Phoenix                                             Southern Nevada, Arizona, New Mexico
------------------------------------------------------------ ---------------------------------------------------------
8.       Denver                                              Colorado, Utah, Wyoming
------------------------------------------------------------ ---------------------------------------------------------
9.       Minneapolis                                         Minnesota, North Dakota, South Dakota, Western Wisconsin
------------------------------------------------------------ ---------------------------------------------------------
10.      Chicago                                             Northern Illinois, Eastern Wisconsin
------------------------------------------------------------ ---------------------------------------------------------
11.      Detroit                                             Michigan
------------------------------------------------------------ ---------------------------------------------------------
12.      St. Louis                                           Eastern Missouri, Southern Illinois, Eastern Nebraska
------------------------------------------------------------ ---------------------------------------------------------
13.      New Orleans*                                        Louisiana, Mississippi, Alabama
------------------------------------------------------------ ---------------------------------------------------------
14.      San Antonio*                                        Southern Texas
------------------------------------------------------------ ---------------------------------------------------------
15.      Atlanta*                                            Georgia, North Carolina, South Carolina
------------------------------------------------------------ ---------------------------------------------------------
16.      Cleveland/Cincinnati/Indianapolis*                  Ohio, Indiana, Western West Virginia
------------------------------------------------------------ ---------------------------------------------------------
17.      Nashville*                                          Tennessee, Kentucky
------------------------------------------------------------ ---------------------------------------------------------
18.      Kansas City*                                        Kansas, Western Missouri, Western Nebraska
------------------------------------------------------------ ---------------------------------------------------------
19.      Dallas*                                             Northern Texas, Oklahoma, Arkansas
------------------------------------------------------------ ---------------------------------------------------------
20.      Philadelphia                                        Pennsylvania, Delaware, Southern New Jersey
------------------------------------------------------------ ---------------------------------------------------------
21.      New York**                                          New York, Northern New Jersey, Western Connecticut
------------------------------------------------------------ ---------------------------------------------------------
22.      Baltimore                                           Maryland, Washington DC, Virginia, Eastern West
                                                             Virginia
------------------------------------------------------------ ---------------------------------------------------------
23.      Boston*                                             Eastern Massachusetts, Eastern Connecticut, Rhode
                                                             Island, New Hampshire, Maine
------------------------------------------------------------ ---------------------------------------------------------
24.      Orlando/Jacksonville*                               Northern Florida, Tampa, Gulf Area
------------------------------------------------------------ ---------------------------------------------------------
25.      Miami (Ft. Lauderdale)                              Southern Florida
------------------------------------------------------------ ---------------------------------------------------------

The Call Origination Areas shown above constitute Markets for purposes of pricing of and payment for EDA services covered by the Agreement.

*        Not existing as of the date of Agreement.

**       Under construction.


27-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES

                           * * *

28-AGREEMENT FOR ENHANCED DIRECTORY ASSISTANCE SERVICES